Exhibit 99.1

Trasteel Group Announces First Half of 2026 Results Exceed Plan and Are Consistent with Current Projections for FY 2026

First Half 2026 revenues +40% YoY for the period, reflecting continued execution of the Group’s trading and industrial strategy

●	First Half of 2026 (“H1”) Financial Performance[1]: total revenues of $1,192.4 million (+40.0% from the prior first half of 2025 or “YoY for the period”); gross profit of $105.9 million (+36.9% YoY for the period); and operating profit of $37.0 million (+153.8% YoY for the period);

●	H1 2026 EBITDA[2] of $50.7 million (+80.8% YoY for the period);

●	FY 2026 Projections[3]: revenues $2.1-$2.5 billion; gross profit of $200 million and EBITDA[2] of $80-85 million;

●	Strategic and Operational Execution:

○	On October 1st, 2026, Trasteel took over the operations at the La Magona plant in Piombino (Italy), an historical Italian steel plant of galvanized and pre-painted coils. When fully operational, Trasteel expects La Magona to add production volume exceeding 500,000 tons by the end of 2027, resulting in significant revenues and EBITDA on an annual basis;

[1]	The H1 2026 and H1 2025 financial information included in this press release represents management’s financial information derived from the Company’s internal management accounts, prepared under IFRS. Such information is preliminary and unaudited, has not been audited or reviewed by the Company’s independent registered public accounting firm under PCAOB standards, and is subject to change.
[2]	EBITDA is a non-IFRS financial measure that is not defined under IFRS. Trasteel defines EBITDA as operating profit (EBIT) before depreciation and amortization, corresponding to gross profit less operating expenses, excluding depreciation and amortization. EBITDA should be considered supplemental to, not a substitute for, or superior to, financial measures calculated in accordance with IFRS and may not be comparable to similarly titled measures used by other companies. Reconciliation of EBITDA to the most directly comparable financial measure is presented under “Reconciliation of Non-IFRS Financial Measures” in this press release. Management believes EBITDA provides useful information to investors because it is used by management, and is commonly used by analysts and investors, to assess the Group’s underlying operating performance across periods by excluding the effects of financing decisions, tax positions and non-cash charges, including for depreciation and amortization.
[3]	Prospective financial information prepared by Trasteel management in connection with the proposed Business Combination. This financial information is expected to be included in the Registration Statement on Form F-4. The projections are based on assumptions that are subject to significant business, economic and competitive uncertainties, are for illustrative purposes only and should not be relied upon as necessarily indicative of future results. They have not been updated or revised to reflect results achieved after their preparation or any subsequent events, and neither Trasteel nor Pubco intends to update or otherwise revise them, except as required by applicable law. As of the date of this press release, these projections continue to reflect the views of Trasteel’s management and board of directors as of the most recent practicable date.

○	On September 30, 2026, Trasteel completed the acquisition of the remaining 40% interest of BBC Alloys, bringing its ownership to 100%;

○	On May 15, 2026, Trasteel announced the establishment of QTrasteel, a 50-50 joint venture with Al Qalaa International Group focused on expanding market access in the MENA region.

Lugano, Switzerland & Bertrange, Luxembourg, October 13, 2026 - Trasteel Holding S.A. (“Trasteel” or the “Company”), a global steel trading and industrial group (the “Group”) headquartered in Lugano (Switzerland) and Luxembourg, today announced its financial results for the six months ended June 30, 2026, based on unaudited management figures, together with Trasteel’s management’s projections for the full year 2026 (“FY 2026”) (the “projections”). The Company believes these projections are consistent with those provided by Trasteel in connection with entry into the previously announced business combination agreement (the “Business Combination Agreement”) with Sizzle Acquisition Corp. II (“Sizzle II”) and which are expected to be included in Trasteel’s or its affiliate’s Registration Statement on Form F-4 (the “Registration Statement”) relating to this Business Combination.

Trasteel’s performance during this six-month (H1) period reflects the strength of its integrated business model, combining a global, risk-managed steel trading platform with an expanding portfolio of industrial processing and manufacturing activities. In H1 2026, the Group generated EBITDA2 of $50.7 million, representing approximately 73% of the $69.7 million recorded for FY 2025, supported by improving trading conditions and the growing contribution of higher value-added activities.

Management Commentary

“Trasteel’s results for the first half of 2026 demonstrates our team’s ability to deliver strong results in a challenging environment which exceeded the Company’s internal forecast,” said Gianfranco Imperato, CEO of Trasteel. “With EBITDA2 of $50.7 million, up 81% year over year, our integrated model of global trading and industrial processing is delivering. The takeover of La Magona, the full ownership of BBC Alloys and the launch of QTrasteel in the MENA region strengthen our platform as we move toward our listing on Nasdaq with Sizzle II. The expected increase of steel international prices linked to deglobalization, and carbon taxes allows us to be extremely positive for the next future.”

“Our first-half performance reflects disciplined execution and a continued focus on margins and risk management,” said Federico Guiducci, CFO & CIO of Trasteel. “Revenue grew approximately 40% to $1.19 billion, with gross profit of $105.9 million, while our largely self-liquidating, transaction-linked trade-finance structure continued to support our working-capital needs. These results provide a solid base relative to the FY 2026 projections relating to the Business Combination.”

First Half 2026 Financial Results

Unless noted otherwise, all figures in this press release relate to the six months ended June 30, 2026, with comparisons made against the corresponding six-month period of 2025. The financial information contained below consists of unaudited management figures prepared under IFRS, and which have not yet been reviewed under PCAOB standards or by an independent accounting firm and are subject to change. Information is presented in U.S. dollars.

Unaudited Financial Figures (USD million)	H1 2026	H1 2025	Change %
Net Revenue	1,181.3	846.2	+39.6%
Other operating income	11.1	5.6	+98.7%
Total revenue	1,192.4	851.8	+40.0%
Cost of sales	1,086.5	774.4	+40.3%
Gross profit	105.9	77.4	+36.9%
Gross profit as % of total revenue	8.9%	9.1%	-2.2%
Selling, general, and adm. expenses	(69.0)	(62.8)	+9.8%
Total Operating Expenses	(69.0)	(62.8)	+9.8%
Operating Profit	37.0	14.6	+153.8%
Depreciation and Amortization	13.7	13.5	+1.8%
EBITDA[2]	50.7	28.0	+80.8%

The Group generated total revenue of $1,192.4 million in H1 2026, with gross profit of $105.9 million. EBITDA2 reached $50.7 million, compared with $28.0 million in H1 2025.

First-half performance reflected the progressive normalization of trading spreads following the challenging 2024-2025 market cycle, the contribution of the Group’s industrial processing operations and the first full half-year contribution from BBC Alloys within the Trading Division, following its initial consolidation in June 2025.

The Trading Division, primarily led by Trasteel International S.A., continued to represent the Group’s principal source of revenue and trading volumes, supported by its global commercial network, established supplier and customer relationships, and structured risk-management approach.

The Industrial Division, which comprises 13 companies across six countries, and processes over 945,000 tons of steel products annually, including pipes, plates, coils and rebar, continued to contribute to the Group’s gross profit and operating profitability through processing activities and higher value-added products.

Reconciliation of Non-IFRS Financial Measures

In addition to our results determined in accordance with IFRS Accounting Standards, we present the non-IFRS measure as supplemental information. EBITDA2 is not a measure of financial performance defined under IFRS. We believe this measure is useful to management and investors in evaluating our operating performance, as it excludes certain items that we do not consider indicative of our ongoing operating results. We use this measure for internal planning, forecasting and performance evaluation purposes. We believe this non-IFRS financial measure may provide investors with additional information regarding our results of operations and enhance consistency and comparability with our historical financial performance. However, this measure may not be comparable to similarly titled measures provided by other companies, as other companies may calculate similarly titled measures differently. This non-IFRS financial measure is presented for supplemental informational purposes only and should not be considered in isolated from, or as a substitute for, financial information prepared and presented in accordance with IFRS Accounting Standards. This measure has limitations as an analytical tool and should not be viewed as an alternative to loss for the year, loss before taxation or any other performance measure derived in accordance with IFRS Accounting Standards.

The table below reconciles EBITDA2 to its most directly comparable IFRS Accounting Standards measure for the periods presented, starting from operating profit and adding back depreciation and amortization. H1 2026 and H1 2025 figures are unaudited management figures; FY 2025 figures are derived from the audited IFRS consolidated financial statements expected to be included in the Registration Statement. Figures may not sum due to rounding.

(USD million)	H1 2026[1]	H1 2025[1]	FY 2025
Operating Profit	37.0	14.6	42.0
Depreciation and Amortization	13.7	13.5	27.7
EBITDA[2]	50.7	28.0	69.7

Full-Year 2026 Projections

In connection with entry into the Business Combination Agreement, Trasteel’s management projected for FY 2026, that the Group’s total revenue would approximate $2.1-2.5 billion, gross profit of $200 million and EBITDA2 of $80-85 million. The Group’s estimated total revenue of $1,192.4 million in H1 2026, with gross profit of $105.9 million is consistent with the first two parts of these projections.

These projections were prepared by Trasteel management in connection with the Business Combination and are based on a number of material assumptions, including the continued execution of Trasteel’s dual trading and industrial growth strategy; expected growth in trading volumes, customers and geographic reach; assumed sales volumes and margins; the availability of trade-finance capacity and the deployment of Business Combination proceeds to fund working capital and reduce reliance on external financing; the completion and integration of anticipated acquisitions and industrial projects (including the anticipated consolidation of UTIL over 2026-2027), a portion of the projected revenue growth being attributable to such acquisitions; and general business, economic, market and regulatory conditions, including steel-sector cyclicality, commodity-price volatility and the evolving tariff and trade-policy environment.

Projected EBITDA2 is a non-IFRS financial measure. Trasteel is not able to provide a reconciliation of this forward-looking measure to the most directly comparable IFRS measures without unreasonable efforts, because the Company does not have certain items required on a projected basis, including finalized projected net financial costs, relevant taxes, and certain other non-operating items. As a result, a reconciliation to operating income cannot be predicted with reasonable certainty and variations to actual results may be significant.

(USD million)	FY 2026 Projection³
Total revenue	2,100-2,500
Gross profit	200
EBITDA[2]	80-85

Strategic and Operational Developments

During 2026, Trasteel continued to advance its strategic development through targeted investments, industrial expansion and international partnerships, strengthening its Trading and Industrial Divisions and expanding its presence across key markets. Such recent strategic developments previously announced by Trasteel are described below.

1.	Trasteel Magona: Expansion of Industrial Operations

On October 1, 2026, Trasteel Magona S.r.l., a newly established Group company, took over operations of the historic La Magona d’Italia steel plant in Piombino, Italy, following the effectiveness of a lease agreement signed on July 29, 2026.

The plant, specializing in cold-rolled, galvanized and pre-painted steel products, complements Trasteel’s Industrial Division.

Production is expected to restart progressively, with the objective of reaching an annual production volume exceeding 500,000 tons by the end of 2027.

The lease represents an initial step toward the planned acquisition of the business, subject to the completion of Liberty Magona’s restructuring process.

2.	BBC Alloys: Strengthening of the Trading Portfolio

On September 30, 2026, Trasteel completed the acquisition of the remaining 40% equity interest in BBC Alloys S.r.l., bringing the Group’s ownership to 100%.

BBC Alloys specializes in the trading, processing and distribution of ferroalloys, supplying steelmakers and foundries across Italy and Europe.

The company generated revenues of EUR 63.9 million in H1 2026, an increase of 30% compared with the corresponding period of 2025, based on unaudited management accounts.

Having been fully consolidated since June 2025, BBC Alloys strengthens Trasteel’s Trading Division by expanding its raw materials offering and further integrating ferroalloy sourcing, processing and distribution into the Group’s global commercial and logistics platform.

3.	QTrasteel: Expansion in the MENA Region

On May 15, 2026, Trasteel announced the establishment of QTrasteel, a 50-50 joint venture with Al Qalaa International Group, aimed at expanding the Group’s presence across the Middle East and North Africa (“MENA”) region.

The joint venture combines Trasteel’s international trading capabilities, industrial expertise and global commercial network with Al Qalaa’s regional presence and institutional relationships.

QTrasteel is intended to serve as a regional platform for trading opportunities, industrial project development, engineering, consultancy and advisory services, supporting both the Trading and Industrial Divisions.

Through these initiatives, Trasteel continues to strengthen its integrated business model, combining global trading operations with industrial capabilities and expanding access to strategic international markets.

Business Combination Agreement

As previously announced on April 13, 2026 (press release), Trasteel has entered the Business Combination Agreement with Sizzle II (Nasdaq: SZZL). The Business Combination is expected to close by the end of 2026, subject to the approval of Sizzle II’s shareholders and other customary closing conditions. Upon closing, the combined company is expected to be listed on the Nasdaq Stock Market under the ticker symbol “TSTL”.

About Trasteel

Trasteel is a global steel trading and industrial group founded in 2009, operating across more than 60 countries with over 1,400 employees. The Company combines trading operations with industrial transformation activities and serves over 4,000 customers worldwide.

For more information, please visit www.trasteel.com

About Sizzle Acquisition Corp. II

Sizzle II is a blank check company, incorporated as a Cayman Islands exempted company, formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. Sizzle II is led by Chairman and CEO Steve Salis and Vice Chairman Jamie Karson. In addition, Sizzle II’s management team includes Daniel Lee, its CFO. Its board of directors is comprised of: Steve Salis, Jamie Karson, Neil Leibman, David Perlin and Warren Thompson. Its board of advisors is comprised of: Rick Camac, Michael Kuchta, Ryan Croft, Craig Curley and Tony Sage.

For more information, please visit https://sizzlespac.com

Additional Information and Where to Find It

This press release is provided for informational purposes only and contains information with respect to the proposed Business Combination (the “Proposed Business Combination”) pursuant to the business combination agreement, dated April 13, 2026, as amended on September 29, 2026, by and among Sizzle II, Trasteel S.A., a holding company formed by the Trasteel group (“Pubco”), and the other parties thereto (the “Business Combination Agreement”). Subject to its terms and conditions, the Business Combination Agreement provides that at its closing each of Sizzle II and Trasteel will become wholly owned subsidiaries of Pubco.

In connection with the Proposed Business Combination, Pubco intends to file a registration statement on Form F-4 with the Securities and Exchange Commission (“SEC”), which will include a proxy statement to be sent to Sizzle II shareholders and a prospectus for the registration of Pubco securities in connection with the Proposed Business Combination (as amended from time to time, the “Registration Statement”). The Registration Statement has not been filed with the SEC and has not been declared effective. If and when the Registration Statement is declared effective by the SEC, its definitive proxy statement/prospectus and other relevant documents will be mailed to the shareholders of Sizzle II as of the record date to be established for voting on the Proposed Business Combination and will contain important information about the Proposed Business Combination and related matters. Shareholders of Sizzle II and other interested persons are advised to read, when available, these materials (including any amendments or supplements thereto) and any other relevant documents, because they will contain important information about Sizzle II, Trasteel, Pubco and the Proposed Business Combination. Shareholders and other interested persons will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus, and other relevant materials in connection with the Proposed Business Combination, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Sizzle Acquisition Corp. II, 4201 Georgia Avenue, NW, Washington, D.C. 20011, Attn: Steve Salis, Chief Executive Officer. The information contained on, or that may be accessed through, the websites referenced in this press release in each case is not incorporated by reference into, and is not a part of, this press release.

Participants in the Solicitation

This press release is not a solicitation of a proxy from any investor or securityholder. Sizzle II, Trasteel, Pubco and their respective directors and executive officers may be deemed under SEC rules to be participants in the solicitation of proxies from Sizzle II’s shareholders in connection with the Proposed Business Combination. Sizzle II’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Sizzle II in Sizzle II’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 12, 2026 (the “Sizzle II Form 10-K”). Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Sizzle II’s shareholders in connection with the Proposed Business Combination will be set forth in the proxy statement/prospectus for the Proposed Business Combination, accompanying the Registration Statement that Pubco intends to file with the SEC. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Proposed Business Combination will likewise be included in that Registration Statement. You may obtain copies of these documents, once available, at the SEC’s website at www.sec.gov or by directing a request to the address provided above.

No Offer or Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposed Business Combination and shall not constitute an offer to sell or a solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Sizzle II’s, Trasteel’s and/or Pubco’s actual results may differ from each of their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. No representations or warranties, express or implied are given in, or in respect of, this press release. When words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters are used in this press release, such terms, among others, are used in the context of making forward-looking statements.

These forward-looking statements and factors that may cause actual results to differ materially from current expectations include, but are not limited to: the financial condition and/or results of operations of Trasteel which are either audited or PCAOB compliant differ from Trasteel’s management’s current estimates of such financial information, perhaps materially; Traseel’s ability to ramp up production of the La Magona facility on the scale and timeframe necessary to meet the production volumes, revenues and EBTIDA expected to be contributed by this facility, Trasteel’s ability to meet or exceed projections provided by it in connection with the Proposed Business Combination; the ability of the parties to complete the transactions contemplated by the Proposed Business Combination in a timely manner or at all; the risk that the Proposed Business Combination or other business combination may not be completed by any deadline included in Sizzle II’s organizational documents and the potential failure to obtain an extension of any business combination deadline; the outcome of any government or regulatory action on inquiry, or legal proceedings, that may be commenced in respect to Sizzle II, Trasteel, Pubco or others following the announcement of the Proposed Business Combination and any definitive agreements with respect thereto; the inability to satisfy the conditions to the consummation of the Proposed Business Combination, including the approval of the Proposed Business Combination by the shareholders of Sizzle II; the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement relating to the Proposed Business Combination; the ability to list on Nasdaq or other stock exchange or to meet Nasdaq or other stock exchange listing standards or requirements following the consummation of the Proposed Business Combination; the effect of the announcement or pendency of the Proposed Business Combination on Trasteel’s or Sizzle II’s business relationships, operating results, or other current plans and operations of Trasteel or Sizzle II; the ability to recognize the anticipated benefits of the Proposed Business Combination, which may be affected by, among other things, competition and the ability of Pubco to grow and manage growth profitably; the possibility that Trasteel, Pubco and Sizzle II may be adversely affected by other economic, business, and/or competitive factors; Trasteel’s, Pubco’s and Sizzle II’s estimates of expenses and profitability; expectations with respect to future operating and financial performance and growth of Pubco or any of its subsidiaries, or Sizzle II or Trasteel, including the timing of the completion of the Proposed Business Combination; Trasteel’s, Sizzle II’s and/or Pubco’s ability to execute on their business plans and strategy; the expected use of proceeds from the Proposed Business Combination; and those factors discussed in the Sizzle II Form 10-K under the heading “Risk Factors,” and other documents Sizzle II has filed, or that Sizzle II or Pubco will file, with the SEC, or others will file in connection with the Proposed Business Combination, including the Registration Statement.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Registration Statement referenced above, and other documents filed by Sizzle II and Pubco from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. There may be additional risks that none of Sizzle II, Trasteel or Pubco presently know, or that Sizzle II, Trasteel or Pubco currently believe are immaterial, or other risk, which in each case could cause actual results to differ from those contained in the forward-looking statements. For these reasons, among others, investors and other interested persons are cautioned not to place undue reliance upon any forward-looking statements in this press release. Neither Sizzle II, Trasteel nor Pubco undertakes any obligation to publicly revise any forward-looking statements to reflect events or circumstances that arise after the date of this press release, except as required by applicable law.

Media Contacts

Trasteel Holding S.A.

Investor Relations
Alessandro Colombi - Head of IR
e-mail: ir@trasteel.com

Media Relations
Alessandro Colombi - Head of IR
e-mail: press@trasteel.com

Investor Relations Advisor

Alpha IR Group
Michael Cummings - President
e-mail: tstl@alpha-ir.com

Media Relations Advisor

Alpha IR Group
James McCusker - Senior Managing Director
e-mail: tstl@alpha-ir.com